Exhibit 10.7

This FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of September 22, 2010, is between Gasco Energy, Inc., a Nevada corporation (the “Company”), and Wells Fargo Bank, National Association, as Trustee (the “Trustee”).

RECITALS

WHEREAS, the Company and the Trustee entered into an Indenture, dated as of June 25, 2010 (the “Indenture”), pursuant to which the Company issued its 5.50% Convertible Senior Notes due 2015 (the “Notes”);

WHEREAS, Section 9.01(e) of the Indenture provides that the Company and the Trustee may amend the Indenture without the consent of any Noteholder for the purpose of curing any ambiguity or correcting or supplementing any defective provision contained in the Indenture; provided that such modification or amendment does not adversely affect the interests of the Holders in any material respect;

WHEREAS, the Company has determined that this Supplemental Indenture is authorized and permitted by Section 9.01(e) of the Indenture and has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that this Supplemental Indenture is authorized and permitted by the Indenture; and

WHEREAS, all acts and things prescribed by the Indenture, and by the Amended and Restated Articles of Incorporation and the Second Amended and Restated Bylaws of the Company, necessary to make this Supplemental Indenture a valid instrument legally binding on the Company and the Trustee, in accordance with its terms, have been duly done and performed;

NOW, THEREFORE, in consideration of the above premises, the Company and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:

ARTICLE I

Section 1.01.        This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

Section 1.02.        This Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Company and the Trustee.

ARTICLE II

Section 2.01.        Section 10.03 of the Indenture is hereby amended and restated in its entirety as follows:

“Section 10.03 Fractions of Shares.  No fractional shares of Conversion Stock shall be issued upon conversion of any Note or Notes into shares of

Conversion Stock.  If more than one Note shall be converted into shares of Conversion Stock at one time by the same Holder, the number of full shares which shall be issued upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof) so converted.  Instead of any fractional share of Conversion Stock which would otherwise be issued upon conversion of any Note or Notes (or specified portions thereof), the Company shall pay a cash adjustment in respect of such fraction (calculated to the nearest one-100th of a share) in an amount equal to (a) in the case where the Conversion Stock is Common Stock, the same fraction of the Closing Price of the Common Stock as of the Trading Day preceding the date of conversion of the Note or (b) in the case where the Conversion Stock is Preferred Stock (including pursuant to an Automatic Conversion), the product of (i) the Closing Price of the Common Stock as of the Trading Day preceding the date of conversion of the Note multiplied by (ii) the number of shares of Common Stock (including any fractional shares (calculated to the nearest one-100th of a share)) which may then be acquired upon conversion of such fractional share of Preferred Stock in accordance with the Preferred C of D (without giving effect to any limitations on conversion thereof set forth in Section 6 of the Preferred C of D).”

ARTICLE III

Section 3.01.        Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.

Section 3.02.        Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture.  This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

Section 3.03.        The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.  The recitals contained herein shall be taken as statements of the Company, and the Trustee assumes no responsibility for their correctness.

Section 3.04.        THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 3.05.        The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.

GASCO ENERGY, INC.

By:	/s/ W. King Grant
	Name:	W. King Grant
	Title:	President and Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Patrick Giordano
	Name:	Patrick Giordano
	Title:	Vice President

[Signature Page to First Supplemental Indenture]